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                             IDS LIFE INSURANCE COMPANY
                                  POWER OF ATTORNEY

City of Minneapolis

State of Minnesota

     Each of the undersigned, as directors of IDS Life Insurance Company on behalf of the below listed registrants that previously have filed registration statements and amendments thereto pursuant to the requirements of the Securities Act of 1933 and the Investment Company Act of 1940 with the Securities and Exchange Commission:

                                                       1933 Act      1940 Act
                                                       Reg. Number   Reg. Number
IDS Life Variable Account 10
  IDS Life Flexible Portfolio Annuity                  33-62407      811-07355
IDS Life Accounts F, IZ, JZ, G, H, N, KZ, LZ and MZ
  IDS Life Flexible Annuity                            33-4173       811-3217
IDS Life Accounts F, IZ, JZ, G, H, N, KZ, LZ and MZ
  IDS Life Variable Retirement and Combination
  Retirement Annuities                                 2-73114       811-3217
IDS Life Accounts F, IZ, JZ, G, H, N, KZ, LZ and MZ
  IDS Life Employee Benefit Annuity                    33-52518      811-3217
IDS Life Accounts F, IZ, JZ, G, H, N, KZ, LZ and MZ
  IDS Life Group Variable Annuity Contract             33-47302      811-3217
IDS Life Insurance Company
  IDS Life Group Variable Annuity Contract
  (Fixed Account)                                      33-48701         N/A
IDS Life Insurance Company
  IDS Life Guaranteed Term Annuity                     33-28976         N/A
IDS Life Insurance Company
  IDS Life Flexible Payment Market Value Annuity       33-50968         N/A
IDS Life Variable Life Separate Account
  Flexible Premium Variable Life Insurance Policy      33-11165      811-4298
IDS Life Variable Life Separate Account
  Flexible Premium Survivorship Variable
  Life Insurance Policy                                33-62457      811-4298
IDS Life Variable Life Separate Account
  Single Premium Variable Life
  Insurance Policy                                     2-97637       811-4298
IDS Life Variable Account for Smith Barney
  Single Premium Variable Life Insurance Policy        33-5210       811-4652
IDS Life Account SBS
  Symphony Annuity                                     33-40779      812-7731
IDS Life Account RE
IDS Life Real Estate Variable Annuity                  33-13375         N/A
IDS Life Variable Annuity Fund A                       2-29081       811-1653
IDS Life Variable Annuity Fund B                       2-47430       811-1674

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hereby  constitutes  and appoints  William A.  Stoltzmann,  Mary Ellyn  Minenko,
Eileen J. Newhouse, Sherilyn K. Beck, Colin Lancaster, Bruce Kohn and Timothy S. Meehan or any one of them, as her or his attorney-in-fact and agent, to sign for her or him in her or his name, place and stead any and all filings, applications (including applications for exemptive relief), periodic reports, registration statements for existing or future products of existing separate accounts (with all exhibits and other documents required or desirable in connection therewith), other documents, and amendments thereto and to file such filings, applications, periodic reports, registration statements, other documents, and amendments thereto with the Securities and Exchange Commission, and any necessary states, and grants to any or all of them the full power and authority to do and perform each and every act required or necessary in connection therewith.

         Dated the 19th day of August, 1997.


/s/ David R. Hubers                                           August 15, 1997
     David R. Hubers
     Director


/s/ Richard W. Kling                                          August 18, 1997
     Richard W. Kling
     Director and President


/s/ Paul F. Kolkman                                           August 19, 1997
    Paul F. Kolkman
    Director and Executive Vice
    President


/s/ James A. Mitchell                                         August 15, 1997
    James A. Mitchell
    Director, Chairman of the
    Board and Chief Executive Officer


/s/ Barry J. Murphy                                           August 14, 1997
     Barry J. Murphy
     Director and Executive Vice
     President, Client Service


/s/ Stuart A. Sedlacek                                        August 19, 1997
    Stuart A. Sedlacek
    Director and Executive Vice
    President, Assured Assets


/s/ Melinda S. Urion                                          August 14, 1997
     Melinda S. Urion
     Director, Executive Vice
     President and Controller